BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE  EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MAY 11, 2017

1.            Date,  Time and Place: Held on May 11, 2017, at 10:30 hours, in the office of BRF S.A. (“Company”) located at Av. Engenheiro Billings, n° 1.729, Building 11, in São Paulo city, São Paulo state.

2.            Presiding Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.            Summons and Presence: The meeting was duly called and held, in the presence of all full members of the Board of Directors, within the terms of article 21, paragraph 5° of the Bylaws of BRF S.A.: Messieurs Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Carlos da Costa Parcias Jr., Walter Malieni Jr. and José Aurélio Drummond Jr.

4.            Agenda: Analysis and approval of the Quarterly Financial Information for the quarter ended March 31, 2017 (“1st ITR/17”).

5.            Resolutions:

5.1      Analysis and approval of the 1st ITR/17. The members of the Board of Directors, unanimously and without reservations and in accordance with the recommendation of the Statutory Audit Committee and the Fiscal Council, approved the 1st ITR/17, together with the management report, explanatory notes and independent auditors’ opinion.

The present resolution was taken based on the materials presented to the Board of Directors which were filed at the Company´s head office.

The Company Directors are hereby authorized to carry out all and any acts and sign all and any documents needed for the implementation of the resolutions now approved.

6.            Approval and Signature of the Minutes: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up and, having been read and found correct, were signed by all those

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BRF S.A.

Publicly Held Company

CNPJ Nº 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

MINUTES OF THE  EXTRAORDINARY MEETING OF THE BOARD OF DIRECTORS HELD ON MAY 11, 2017

present. Signatures: Presiding Board: Mr. Abilio dos Santos Diniz – Chairman; Mrs. Larissa Brack – Secretary. Members: Messieurs Abilio dos Santos Diniz, Francisco Petros Oliveira Lima Papathanasiadis, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Walter Fontana Filho, Marcos Guimarães Grasso, Flávia Buarque de Almeida, Carlos da Costa Parcias Jr., Walter Malieni Jr. and José Aurélio Drummond Jr.

I certify that the present minutes are an accurate true copy of the original which is filed in Book Number 5, pages 144 and 145 of the minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

____________________________________

Larissa Brack

Secretary

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